                                                                    EXHIBIT 99.1
HIGHLAND BANCORP, INC.

FOR IMMEDIATE RELEASE                       [LETTERHEAD APPEARS HERE]



                HIGHLAND BANCORP REPORTS FIRST QUARTER RESULTS


  Burbank, California (April 14, 1999) -- Highland Bancorp, Inc. (NASDAQ - HBNK) today reported its results of operations for the quarter ended March 31, 1999.

  Net earnings for the quarter ended March 31, 1999, were $2,448,000, or $1.12 basic earnings per share and $1.07 diluted earnings per share, compared with net earnings of $1,924,000, or 83 cents basic earnings per share and 79 cents diluted earnings per share, for the like quarter of 1998. The results for the first quarter of 1998, included $0.3 million of gains on the sale of loans and securities.

  President and Chief Executive Officer, Stephen Rippe, said, "Highland's net earnings for the first quarter of 1999 were 27% higher than the Company's first quarter, 1998 net earnings, and 11% higher than the earnings of the fourth quarter of 1998. These excellent operating earnings resulted in the Company achieving a 22% annualized return on equity and a 1.60% annualized return on assets for the first quarter of 1999. I continue to be pleased with Highland's improving credit quality indicators. The ratio of nonperforming assets to total assets at March 31, 1999, declined to 0.41% from 0.50% at December 31, 1998, while chargeoffs for the first quarter of 1999 totaled only $243,000, and only $54,000 of new real estate owned was recorded. The Company also maintained its large and stable net interest margin. For the quarter ended March 31, 1999, the Company's net interest margin was 4.75%. Highland remains one of California's best performing thrift institutions."

  The Company's total assets at March 31, 1999, were $617.3 million compared with $604.8 million at December 31, 1998. The increase in assets during the first quarter of 1999 was principally a result of growth in the Company's loan portfolio. Net loans receivable stood at $502.9 million at March 31, 1999, compared with $483.7 million at year-end, 1998. The $19.2 million increase in net loans during the first quarter of 1999 was fueled by $46.9 million in new loan originations, $13.7 million more than for the like quarter of 1998. This growth was partially offset by $27.9 million in loan principal amortization and payoffs during the first quarter of 1999, which was $7.9 million higher than loan principal amortization and payoffs during the first quarter of 1998.

  The Company's ratio of nonperforming assets to total assets was 0.41% at March 31, 1999, compared with 0.50% at December 31, 1998. At March 31, 1999, nonperforming assets totaled $2.5 million, and consisted of $2.2 million of nonaccrual loans and $0.3 million of real estate owned.

  The Company's provision for losses on loans for the quarter ended March 31, 1999, was $0.7 million, compared with $0.9 million for the first quarter of 1998. At March 31, 1999, the Company's allowance for loan losses stood at $10.4 million compared with $9.9 million at December 31, 1998.

  Net interest income was $6.9 million for the quarter ended March 31, 1999, compared with $5.7 million for the first quarter of 1998. The increase in net interest income for the quarter ended March 31, 1999, is principally attributable to increased amounts of net loans receivable outstanding in the first quarter of 1999 compared with the first quarter of 1998, to increased levels of deferred loan fee and discount amortization and loan prepayment fee recognition related to increased levels of loan prepayments in the first quarter of 1999 compared with the first quarter of 1998, and to decreases in the Company's cost of funds during the first quarter of 1999 compared with the first quarter of 1998. For the first quarter of 1999 loan principal amortization and payoffs were 40% higher than for the first quarter of 1998. The Company's net interest margins for the quarter ended March 31, 1999, was 4.75%, compared with 4.36% for the like quarter of 1998. The increase in net interest margins in the first quarter of 1999 relative to the first quarter of 1998 is principally attributable to a decrease in the cost of the Company's interest-bearing liabilities, which declined by 40 basis points in the first quarter of 1999 compared with the first quarter of 1998.

  The Company's noninterest income consists principally of loan and deposit-related fees, loan sale gains, and dividends from the Federal Home Loan Bank. For the quarter ended March 31, 1999, the Company's noninterest income was $0.5 million. For the first quarter of 1998 noninterest income was $0.8 million, and included a $0.3 million loan and securities sale gain.

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

     The ratios of general and administrative expense to average assets for the quarters ended March 31, 1999 and 1998, were both 1.64%. However, the Company's efficiency ratio improved to 33.82% for the quarter ended March 31, 1999, compared with an efficiency ratio of 36.40% for the first quarter of 1998.

     At March 31, 1999, after giving effect to the Company's 137,000 treasury shares totaling $5.3 million, the Company's shareholders' equity totaled $45.5 million, or 7.37% of total assets, while the Bank's equity stood at $43.8 million, which is in excess of all regulatory capital requirements. The Bank's Tangible and Leverage Capital ratios were both 7.12%, and its Risk-based capital ratio was 10.31%. The Bank is considered "well-capitalized" for regulatory capital purposes.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are subject to risks and uncertainties that could cause actual results, performance, or achievements to differ materially. These risks and uncertainties include economic conditions, interest rates, changes in government regulation and monetary policy, competition, and other factors as set forth in the Company's Annual Report on Form 10-K.

     Highland Bancorp., Inc. is the holding company for Highland Federal Bank, a 30-year-old federal savings bank. Highland operates 7 retail branches in California, and is headquartered at 601 South Glenoaks Blvd., Burbank, California 91502.

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

SELECTED FINANCIAL RATIOS AND OTHER DATA


                                                             At or for the three months
                                                                  ended March 31,
                                                         ----------------------------------
Performance Ratios:                                         1999                    1998
                                                         ----------              ----------
Yield on loan portfolio                                       10.11%                  10.26%
Yield on investment portfolio                                  5.59%                   5.71%
Yield on total interest earning assets                         9.47%                   9.50%
Rate on interest bearing deposits                              4.78%                   5.16%
Rate of FHLB advances and other
 borrowings                                                    5.58%                   6.09%
Rate on total interest bearing liabilities                     5.01%                   5.41%
Interest rate spread                                           4.46%                   4.09%
Net interest margin                                            4.75%                   4.36%
Return on average assets                                       1.60%                   1.40%
Return on average equity                                      21.99%                  18.09%
Average equity to average assets                               7.30%                   7.71%
Average interest-earning assets to
 average interest-bearing liabilities                        106.13%                 105.28%
Noninterest expense to average assets                          1.63%                   1.65%
General and administrative expense to
 average assets                                                1.64%                   1.64%
Efficiency ratio                                              33.82%                  36.40%
Book value per share                                        $ 20.74  (1)            $ 18.76  (2)

Regulatory Capital Ratios: (Bank only)

Tangible capital                                               7.12%                   7.13%
Leverage capital                                               7.12%                   7.13%
Risk-based capital                                            10.31%                  11.04%

(1)  2,194,309 shares outstanding
(2)  2,322,687 shares outstanding

CONDENSED BALANCE SHEETS
(In thousands)



                                                               March 31,           December 31,
Assets:                                                          1999                  1998
                                                             -------------         -------------
Cash and cash equivalents                                         $ 24,321              $ 28,776
Investment securities                                               63,492                65,300
Net loans receivable                                               502,946               483,694
Accrued interest receivable                                          4,019                 4,205
Real estate acquired through foreclosure, net                          327                   630
Other assets                                                        22,180                22,198
                                                             -------------         -------------
Total                                                             $617,285              $604,803
                                                             =============         =============

Liabilities and Shareholders' Equity:

Liabilities:
Deposits                                                          $398,585              $388,047
FHLB advances and other borrowings                                 159,900               160,900
Accounts payable and accrued liabilities                            13,297                12,417
                                                             -------------         -------------
Total liabilities                                                  571,782               561,364
Total shareholders' equity                                          45,503                43,439
                                                             -------------         -------------
Total                                                             $617,285              $604,803
                                                             =============         =============

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

CONDENSED STATEMENTS OF OPERATIONS
(In thousands except per-share amounts)


                                                                  For the three months ended
                                                                           March 31,
                                                              ------------------------------------
                                                                   1999                   1998
Total interest income                                              $13,593                 $12,241
Total interest expense                                               6,682                   6,528
                                                              ------------           -------------
Net interest income                                                  6,911                   5,713
Provision for losses on loans                                          718                     940
                                                              ------------           -------------
Net interest income after provision
    for losses on loans                                              6,193                   4,773

Total noninterest income                                               469                     779

General & administrative expenses
Compensation and benefits                                            1,474                   1,384
Occupancy and equipment                                                293                     266
FDIC insurance premium                                                  60                      54
Service bureau and related equipment rental                            161                     130
Other                                                                  508                     424
                                                              ------------           -------------
     Total general and administrative expenses                       2,496                   2,258
Net (income) cost of operations of real
   estate acquired through foreclosure                                  (3)                     15
                                                              ------------           -------------
Earnings before income taxes                                         4,169                   3,279
Provision  for income taxes                                          1,721                   1,355
                                                              ------------           -------------
Net earnings                                                       $ 2,448                 $ 1,924
                                                              ============           =============

Basic earnings per share                                           $  1.12                 $  0.83
                                                              ============           =============

Weighted average shares outstanding                                  2,192                   2,321
                                                              ============           =============

Diluted earnings per share                                         $  1.07                 $  0.79
                                                              ============           =============

Weighted average shares outstanding including
  effect of dilutive securities                                      2,285                   2,435
                                                              ============           =============


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

ANALYSIS OF NET LOAN PORTFOLIO
(Dollars in thousands)

                                                                 For the three months
                                                                    ended March 31,
                                                          ----------------------------------
                                                              1999                  1998
                                                          ------------          ------------
Net loans at beginning of period                              $483,694              $427,237

Loans Originated:
     Real Estate:
               One to four family                                    -                     -
               Multi-family                                     16,702                19,867
               Commercial                                       30,100                11,320
               Construction and land                                88                 2,022
     Commercial and consumer                                         -                     -
                                                          ------------          ------------
               Total loans originated                           46,890                33,209

Loans purchased                                                      -                     -
                                                          ------------          ------------

               Total                                            46,890                33,209
Less:
      Principal payments (including payoffs)                    27,863                19,948
      Sales of loans                                                 -                 8,268
      Transfer to real estate owned                                 54                 1,330
      Other net changes                                           (279)               (1,973)
                                                          ------------          ------------

Net loans                                                     $502,946              $432,873
                                                          ============          ============

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

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)

                                                       For the three             For the year
                                                       months ended                 ended
                                                         March 31,               December 31,
                                                           1999                      1998
                                                       -------------             ------------
Balance at beginning of period                               $ 9,909                  $ 8,848
Provision for loss                                               718                    3,315
Chargeoffs:
    Real estate loans:
        One-to-four family                                        25                       91
        Multi-family                                             188                    1,144
        Commercial                                                30                      968
        Construction and land                                      -                       47
    Consumer                                                       -                        4
                                                       -------------             ------------
                    Total                                        243                    2,254
                                                       -------------             ------------
Balance at end of period                                     $10,384                  $ 9,909
                                                       =============             ============


NONPERFORMING ASSETS
(Dollars in thousands)

                                                            As of                  As of
                                                          March 31,              December 31,
                                                            1999                    1998
                                                       -------------             ------------
Nonaccrual loans:
  Real Estate:
        One-to-four family                                   $   575                  $   526
        Multi-family                                           1,062                    1,379
        Commercial                                               538                      423
  Consumer                                                        37                       37
                                                       -------------             ------------
                    Total                                      2,212                    2,365
REO                                                              327                      630
                                                       -------------             ------------
        Total nonperforming assets                           $ 2,539                  $ 2,995
                                                       =============             ============
Troubled debt restructurings                                 $ 2,982                  $ 3,017
                                                       =============             ============


Allowance for loan losses as a percentage
   of gross loans receivable                                    2.02%                    2.01%
Allowance for loan losses as a percentage
   of total nonaccrual loans                                  469.37%                  418.99%

Nonaccrual loans as a percentage of
   gross loans receivable                                       0.43%                    0.48%
Nonperforming assets as a percentage of
   total assets                                                 0.41%                    0.50%


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